Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA NUMBER HG 0320 HERITAGEGLOBAL INC. SHARES COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 42727E 10 3 THIS CERTIFIES THAT SPECIMEN IS THE REGISTERED HOLDER OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, FULLY OAID AND NON-ASSESSABLE OF HERITAGE GLOBAL INC. transferable on the books of the Corporation by the holder hereof, in person or by Attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: [signature] EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND  SECRETARY [seal] [signature] CHIED EXECUTIVE OFFICER CONTER SIGNED AND REGISTERED AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC BY (BROOKLYN, NY) TRANSFER AUDIT AND REGISTRAR AUTHORIZED SIGNATURE CERTIFICATE OF STOCK

HERITAGE GLOBAL INC.

The Corporation will furnish without charge to each stock holder who so requests the powers, designations , preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications , limitations, or restrictions of such preferences and/or rights . Such request may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - - - - - Custodian - - - - -
TEN ENT - as tenants by the entireties	( Cust ) (Minor)
JT TEN - as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants	Act _ _ _ _ _ _ _
in common	(State)

Additional abbreviations may  also  be  used  though  not  in  the  above list.

For value received, ………………………………………………..hereby  sell,  assign  and  transfer unto

PLEASE INSERT  SOCIAL  SECURITY  OR  OTHER   IDENTIFYING  NUMBER  OF ASSIGNEE - ………………………………………………………………………………………………………………………………………………………………………………………………………………………………

Please  print  or  typewrite  name  and address including postal  zip  code of  assignee ………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………

Shares of  the  capital   stock  represented   by  the  within  Certificate,  and  do  hereby irrevocably  constitute and   appoint……………………………………………………………………………………... ……………………………………………………………………………………………………………….

Attorney  to  transfer  the  said  stock  on the  books  of  the  within - named  Corporation  with  full  power   of  substitution  in  the premises.

Dated ……………………………………………

NOTICE:  ……………………………………………………………………………………………..

THE  SIGNATURE  TO  THIS  ASSIGNMENT  MUST  CORRESPOND WITH  THE  NAME  AS  WRITTEN  UPON  THE  FACE  OF  THIS   CERTIFICATE IN EVERY PARTICULAR ,  WITHOUT  ALTERATION  OR  ENLARGEMENT  OR ANY  CHANGE WHATEVER.

SIGNATURE (S) GUARANTEED: ………………………………………………………………………

THE SIGNATURE($) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC . RULE 17 Ad-15.